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                                EXHIBIT 99(b)


                              OXFORD LETTERHEAD



FOR IMMEDIATE RELEASE

                                                                        contact:
                                                             Oxford Health Plans
                                                                    203-851-1020


Andrew B. Cassidy to Resign
as Oxford Health Plans'
Chief Financial Officer


November 5, 1997, Norwalk, CT--Oxford Health Plans, Inc. (NASDAQ:OXHP) announced today that Andrew B. Cassidy, its chief financial officer, had notified the Company of his intention to resign to pursue other interests. To assure an orderly transition, Mr. Cassidy will continue to act as CFO of the Company until a new CFO is identified. Oxford's auditors, KPMG Peat Marwick LLP, has also been asked to devote more resources to Oxford through the transition period. Oxford has retained a professional search firm to locate a new chief financial officer.


Oxford Health Plans' product lines include traditional health maintenance organizations, point-of-service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut, Illinois and New Hampshire through its direct sales force and independent insurance agents and brokers.











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